Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Uranium Energy Corp. of our report dated October 28, 2020 relating to the financial statements, which appears in Uranium Energy Corp.’s Annual Report on Form 10-K for the year ended July 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

May 14, 2021

PricewaterhouseCoopers LLP T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.